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                      AGREEMENT AND PLAN OF REORGANIZATION

  MCMORGAN PRINCIPAL PRESERVATION FUND AND MAINSTAY PRINCIPAL PRESERVATION FUND

     This Agreement and Plan of Reorganization ("AGREEMENT") is made as of November 27, 2007, by and between McMorgan Funds, a Delaware statutory trust ("MCMORGAN FUNDS"), on behalf of its investment portfolio, the McMorgan Principal Preservation Fund (the "ACQUIRED FUND"), and The MainStay Funds, a Massachusetts business trust ("MAINSTAY FUNDS"), on behalf of its investment portfolio, the MainStay Principal Preservation Fund (the "ACQUIRING FUND" and, together with the Acquired Fund, the "FUNDS"). New York Life Investment Management LLC, a limited liability company organized under the laws of the State of New York ("NYLIM"), joins this Agreement solely for purposes of paragraphs 4.3, 5.11, 5.12 and 8.2.

     This Agreement is intended to be and is adopted as a "plan of reorganization" within the meaning of Section 368(a)(1) of the Internal Revenue Code of 1986, as amended (the "CODE"). The reorganization will consist of the transfer of all of the assets of the Acquired Fund to the Acquiring Fund in exchange solely for Class I shares of beneficial interest of the Acquiring Fund (the "ACQUIRING FUND SHARES"), the assumption by the Acquiring Fund of the liabilities of the Acquired Fund specified in paragraph 1.3, and the distribution of the Acquiring Fund Shares to the shareholders of the Acquired Fund in complete liquidation of the Acquired Fund, all upon the terms and conditions hereinafter set forth in this Agreement (the "REORGANIZATION").

     The Board of Trustees of McMorgan Funds has determined, with respect to the Acquired Fund, that (1) participation in the Reorganization is in the best interests of the Acquired Fund and its shareholders, and (2) the interests of the existing shareholders of the Acquired Fund would not be diluted as a result of the Reorganization.

     The Board of Trustees of MainStay Funds has determined, with respect to the Acquiring Fund, that (1) participation in the Reorganization is in the best interests of the Acquiring Fund and its shareholders, and (2) the interests of the existing shareholders of the Acquiring Fund would not be diluted as a result of the Reorganization.

     NOW, THEREFORE, in consideration of the premises and of the covenants and agreements hereinafter set forth, the parties hereto covenant and agree as follows:

                                    ARTICLE I

                    THE REORGANIZATION AND FUND TRANSACTIONS

     1.1 The Reorganization. Subject to the requisite approval of the Acquired Fund's shareholders and the other terms and conditions herein set forth and on the basis of the representations and warranties contained herein, at the Effective Time (as defined in paragraph 2.5), McMorgan Funds shall assign, deliver and otherwise transfer the Assets (as defined in paragraph 1.2) of the Acquired Fund, to MainStay Funds on behalf of the Acquiring Fund, and

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MainStay Funds shall assume the Liabilities (as defined in paragraph 1.3) of the
Acquired Fund on behalf of the Acquiring Fund. In consideration of the foregoing, at the Effective Time, MainStay Funds shall, on behalf of the Acquiring Fund, deliver to McMorgan Funds on behalf of the Acquired Fund, full and fractional Class I Acquiring Fund Shares (to the third decimal place). The number of Class I Acquiring Fund Shares to be delivered shall be determined as set forth in paragraph 2.3.

     1.2 Assets of the Acquired Fund. The assets of the Acquired Fund to be acquired by the Acquiring Fund shall consist of all assets and property, including, without limitation, all cash, cash equivalents, securities, receivables (including securities, interests and dividends receivable), commodities and futures interests, rights to register shares under applicable securities laws, any deferred or prepaid expenses shown as an asset on the books of the Acquired Fund at the Effective Time, books and records, and any other property owned by the Acquired Fund at the Effective Time (collectively, the "ASSETS").

     1.3 Liabilities of the Acquired Fund. The Acquired Fund will use its best efforts to discharge all of its known liabilities and obligations prior to the Effective Time. The Acquiring Fund shall assume the liabilities of the Acquired Fund that are set forth on the Acquired Fund's Statement of Assets and Liabilities as of the Effective Time that is delivered pursuant to paragraph 6.2(b) and included in the calculation of net asset value ("NAV") as of the Effective Time, or incurred in the ordinary course of business consistent with past practice (collectively, the "LIABILITIES").

     1.4 Distribution of Acquiring Fund Shares. At the Effective Time (or as soon thereafter as is reasonably practicable), McMorgan Funds, on behalf of the Acquired Fund, will distribute the Class I Acquiring Fund Shares received from MainStay Funds pursuant to paragraph 1.1, pro rata to the record holders of the shares of the Acquired Fund determined as of the Effective Time (the "ACQUIRED FUND SHAREHOLDERS") in complete liquidation of the Acquired Fund. Such distribution and liquidation will be accomplished by the transfer of the Acquiring Fund Shares then credited to the account of the Acquired Fund on the books of the Acquiring Fund to open accounts on the share records of the Acquiring Fund in the names of the Acquired Fund Shareholders. The aggregate net asset value of the Class I Acquiring Fund Shares to be so credited to Acquired Fund Shareholders shall be equal to the aggregate net asset value of the then outstanding shares of beneficial interest of the Acquired Fund (the "ACQUIRED FUND SHARES") owned by Acquired Fund Shareholders at the Effective Time. All issued and outstanding shares of the Acquired Fund will simultaneously be redeemed and canceled on the books of the Acquired Fund. The Acquiring Fund shall not issue certificates representing the Class I Acquiring Fund Shares in connection with such exchange.

     1.5 Recorded Ownership of Acquiring Fund Shares. Ownership of Acquiring Fund Shares will be shown on the books of the Acquiring Fund's Transfer Agent (as defined in paragraph 3.3).

     1.6 Filing Responsibilities of Acquired Fund. Any reporting responsibility of the Acquired Fund, including, but not limited to, the responsibility for filing regulatory reports, tax returns, or other documents with the Securities and Exchange Commission ("COMMISSION"), any


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state securities commission, and any Federal, state or local tax authorities or any other relevant regulatory authority, is and shall remain the responsibility of the Acquired Fund.

                                   ARTICLE II

                                    VALUATION

     2.1. Net Asset Value of the Acquired Fund. The net asset value of the Acquired Fund Shares shall be the net asset value computed as of the Effective Time, after the declaration and payment of any dividends and/or other distributions on that date, using the valuation procedures described in the then-current prospectuses and statement of additional information of the Acquiring Fund.

     2.2. Net Asset Value of the Acquiring Fund. The net asset value of the Class I Acquiring Fund Shares shall be the same as the net asset value of the Acquired Fund Shares as computed in paragraph 2.1.

     2.3. Calculation of Number of Acquiring Fund Shares. The number of Class I Acquiring Fund Shares to be issued (including fractional shares to the third decimal place, if any) in connection with the Reorganization shall be equal to the number of Acquired Fund Shares owned by Acquired Fund Shareholders at the Effective Time.

     2.4. Joint Direction of Calculation. All computations of value with respect to both the Acquired Fund and the Acquiring Fund shall be made by State Street Bank and Trust Company ("STATE STREET"), in its capacity as accounting agent for the Funds. Such computations shall be evaluated by NYLIM, in its capacity as administrator for the Funds, in consultation with McMorgan & Company LLC, the investment adviser to the Acquired Fund. Such computations shall be subject to confirmation by the Acquired Fund's and Acquiring Fund's respective transfer agents and independent accountants.

     2.5 Effective Time. The Effective Time shall be the time at which the Funds calculate their net asset values as set forth in their respective prospectuses (normally the close of regular trading on the New York Stock Exchange ("NYSE")) on the Closing Date (as defined in paragraph 3.1) (the "EFFECTIVE TIME").

                                   ARTICLE III

                                     CLOSING

     3.1 Closing. The Reorganization, together with related acts necessary to consummate the same ("CLOSING"), shall occur at NYLIM's principal office on or about November 27, 2007, or at such other place and/or on such other date as to which the parties may agree (the "CLOSING DATE"). All acts taking place at the Closing shall be deemed to take place simultaneously as of the Effective Time.


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     3.2 Transfer and Delivery of Assets. McMorgan Funds shall direct State
Street, as custodian for the Acquired Fund, to deliver, at the Closing, a certificate of an authorized officer stating that (i) the Assets were delivered in proper form to the Acquiring Fund at the Effective Time, and (ii) all necessary taxes in connection with the delivery of the Assets, including all applicable Federal and state stock transfer stamps, if any, have been paid or provision for payment has been made. The Acquired Fund's portfolio securities represented by a certificate or other written instrument shall be presented by State Street, as custodian for the Acquiring Fund, to those persons at State Street who have primary responsibility for the safekeeping of the assets of the Acquiring Fund. Such presentation shall be made for examination no later than five (5) business days preceding the Effective Time, and shall be transferred and delivered by the Acquired Fund as of the Effective Time for the account of the Acquiring Fund duly endorsed in proper form for transfer in such condition as to constitute good delivery thereof. State Street shall deliver to those persons at State Street who have primary responsibility for the safekeeping of the assets of the Acquiring Fund as of the Effective Time by book entry, in accordance with the customary practices of State Street and of each securities depository, as defined in Rule 17f-4 under the Investment Company Act of 1940, as amended (the "1940 ACT"), in which the Acquired Fund's Assets are deposited, the Acquired Fund's Assets deposited with such depositories. The cash to be transferred by the Acquired Fund shall be delivered by wire transfer of Federal funds at the Effective Time.

     3.3 Share Records. McMorgan Funds shall direct NYLIM Service Company, LLC, in its capacity as transfer agent for the Acquired Fund (the "TRANSFER AGENT"), to deliver at the Closing a certificate of an authorized officer stating that its records contain the names and addresses of the Acquired Fund Shareholders and the number and percentage ownership of outstanding Acquired Fund Shares owned by each such Acquired Fund Shareholder immediately prior to the Closing. The Acquiring Fund shall issue and deliver to the Secretary of the Acquired Fund prior to the Effective Time a confirmation evidencing that the appropriate number of Acquiring Fund Shares will be credited to the Acquired Fund at the Effective Time, or provide other evidence satisfactory to the Acquired Fund as of the Effective Time that such Acquiring Fund Shares have been credited to the Acquired Fund's accounts on the books of the Acquiring Fund.

     3.4 Postponement of Effective Time. In the event that at the Effective Time
(a) the NYSE or another primary trading market for portfolio securities of the Acquiring Fund or the Acquired Fund (each, an "EXCHANGE") shall be closed to trading or trading thereupon shall be restricted, or (b) trading or the reporting of trading on such Exchange or elsewhere shall be disrupted so that, in the judgment of the Board of Trustees of McMorgan Funds or the Board of Trustees of MainStay Funds, accurate appraisal of the value of the net assets of the Acquired Fund or the Acquiring Fund, respectively, is impracticable, the Effective Time shall be postponed until the first business day after the day when trading shall have been fully resumed and reporting shall have been restored.


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                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

     4.1 Representations and Warranties of McMorgan Funds. Except as has been fully disclosed to the Acquiring Fund in a written instrument executed by an officer of McMorgan Funds, McMorgan Funds, on behalf of the Acquired Fund, represents and warrants to MainStay Funds, on behalf of the Acquiring Fund, as follows:

     (a) The Acquired Fund is a duly established series of McMorgan Funds, which is a statutory trust duly organized, validly existing and in good standing under the laws of the State of Delaware, with power under McMorgan Funds' Certificate of Trust, Trust Instrument and By-Laws, each as amended from time to time, to own all of its properties and assets and to carry on its business as it is presently conducted.

     (b) McMorgan Funds is registered with the Commission as an open-end management investment company under the 1940 Act, and the registration of the Acquired Fund Shares under the Securities Act of 1933, as amended (the "1933 ACT"), is in full force and effect.

     (c) No consent, approval, authorization, or order of any court or governmental authority is required for the consummation by McMorgan Funds on behalf of the Acquired Fund of the transactions contemplated herein, except such as have been obtained under the 1933 Act, the Securities Exchange Act of 1934, as amended (the "1934 ACT"), and the 1940 Act, and such as may be required under state securities laws.

     (d) The current prospectuses, statement of additional information, shareholder reports, marketing and other related materials of the Acquired Fund and each prospectus and statement of additional information of the Acquired Fund used at all times prior to the date of this Agreement conforms or conformed at the time of its use in all material respects to the applicable requirements of the 1933 Act and the 1940 Act and the rules and regulations of the Commission thereunder and does not or did not at the time of its use include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not materially misleading.

     (e) At the Effective Time, McMorgan Funds, on behalf of the Acquired Fund, will have good and marketable title to the Assets and full right, power, and authority to sell, assign, transfer and deliver such Assets hereunder free of any liens or other encumbrances, and upon delivery and payment for such Assets, MainStay Funds, on behalf of the Acquiring Fund, will acquire good and marketable title thereto, subject to no restrictions on the full transfer thereof, including such restrictions as


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          might arise under the 1933 Act, other than such liens, encumbrances and restrictions as may be imposed, in the ordinary course of the Acquired Fund's business, in connection with the portfolio transactions of the Acquired Fund and in connection with the services provided by the brokers, dealers, custodians and other service providers of the Acquired Fund.

     (f) McMorgan Funds is not engaged currently, and the execution, delivery and performance of this Agreement will not result, in (i) a violation of Delaware Law or a material violation of its Certificate of Trust, Trust Instrument and By-Laws, or of any agreement, indenture, instrument, contract, lease or other undertaking to which McMorgan Funds, on behalf of the Acquired Fund, is a party or by which it is bound, or (ii) the acceleration of any obligation, or the imposition of any penalty, under any agreement, indenture, instrument, contract, lease, judgment or decree to which McMorgan Funds, on behalf of the Acquired Fund, is a party or by which it is bound.

     (g) All material contracts or other commitments of the Acquired Fund (other than this Agreement and certain investment contracts, including options, futures, targeted return index securities, forward contracts and other similar instruments) will terminate without liability or obligation to the Acquired Fund on or prior to the Effective Time.

     (h) Except as otherwise disclosed to and accepted by MainStay Funds, on behalf of the Acquiring Fund, in writing, no litigation or administrative proceeding or investigation of or before any court or governmental body is presently pending or, to its knowledge, threatened against the Acquired Fund or any of its properties or assets that, if adversely determined, would materially and adversely affect its financial condition or the conduct of its business. McMorgan Funds, on behalf of the Acquired Fund, knows of no facts which might form the basis for the institution of such proceedings and is not a party to or subject to the provisions of any order, decree or judgment of any court or governmental body that materially and adversely affects its business or its ability to consummate the transactions herein contemplated.

     (i) The Statement of Assets and Liabilities, Statements of Operations and Changes in Net Assets, and Schedule of Investments of the Acquired Fund at June 30, 2007 have been audited by Tait, Weller & Baker LLP ("TWB"), independent registered public accounting firm, and are in accordance with accounting principles generally accepted in the United States of America ("GAAP") consistently applied, and such statements (copies of which have been furnished to the Acquiring Fund) present fairly, in all material respects, the financial condition of the Acquired Fund as of such date in accordance with GAAP, and there are no known contingent liabilities of the Acquired Fund required to be reflected on a balance sheet (including the notes thereto) in accordance with GAAP as of such date not disclosed therein.


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     (j)  Since June 30, 2007, there has not been any material adverse change in the Acquired Fund's financial condition, assets, liabilities or business, other than changes occurring in the ordinary course of business, or any incurrence by the Acquired Fund of indebtedness maturing more than one year from the date such indebtedness was incurred, except as otherwise disclosed to and accepted by the Acquiring Fund in writing. For the purposes of this subparagraph (j), a decline in net asset value per share of Acquired Fund Shares due to declines in market values of securities held by the Acquired Fund, the discharge of the Acquired Fund's liabilities, or the redemption of the Acquired Fund's shares by shareholders of the Acquired Fund shall not constitute a material adverse change.

     (k) At the Effective Time, all Federal and other tax returns, dividend reporting forms, and other tax-related reports of the Acquired Fund required by law to have been filed by such date (including any extensions) shall have been filed and are or will be correct in all material respects, and all Federal and other taxes shown as due or required to be shown as due on said returns and reports shall have been paid or provision shall have been made for the payment thereof to the best of the knowledge of the Acquired Fund, and no such return is currently under audit and no assessment has been asserted with respect to such returns.

     (l) For each taxable year of its operation (including the taxable year ending at the Effective Time), the Acquired Fund has met (or will meet) the requirements of Subchapter M of Chapter 1 of the Code for qualification as a regulated investment company, has been (or will be) eligible to and has computed (or will compute) its Federal income tax under Section 852 of the Code, and will have distributed substantially all of its investment company taxable income and net capital gain (as defined in the Code) that has accrued through the Effective Time, and before the Effective Time will have declared dividends sufficient to distribute substantially all of its investment company taxable income and net capital gain for the period ending at the Effective Time.

     (m) All of the issued and outstanding shares of the Acquired Fund will, at the time of Closing, be held by the persons and in the amounts set forth in the records of the Transfer Agent, on behalf of the Acquired Fund, as provided in paragraph 3.3. The Acquired Fund does not have outstanding any options, warrants or other rights to subscribe for or purchase any of the shares of the Acquired Fund, nor is there outstanding any security convertible into any of the Acquired Fund's shares.

     (n) The execution, delivery and performance of this Agreement will have been duly authorized prior to the Effective Time by all necessary action, if any, on the part of the Trustees of McMorgan Funds, on behalf of the Acquired Fund, and, subject to the approval of the shareholders of the Acquired Fund, this Agreement will constitute a valid and binding obligation of McMorgan Funds on behalf of the Acquired Fund, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting creditors' rights and to general equity principles.


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     (o)  The information to be furnished by the Acquired Fund for use in registration statements, proxy materials and other documents filed or to be filed with any Federal, state or local regulatory authority (including the National Association of Securities Dealers, Inc. (the "NASD")), which may be necessary in connection with the transactions contemplated hereby, shall be accurate and complete in all material respects and shall comply in all material respects with Federal securities and other laws and regulations thereunder applicable thereto.

     (p) The combined proxy statement and prospectus (the "PROXY STATEMENT") to be included in the Registration Statement (as defined in paragraph 5.6), insofar as it relates to the Acquired Fund, will, from the effective date of the Registration Statement through the date of the meeting of the Acquired Fund Shareholders contemplated therein and at the Effective Time (i) not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which such statements were made, not materially misleading, and (ii) comply in all material respects with the provisions of the 1933 Act, the 1934 Act, and the 1940 Act and the rules and regulations thereunder; provided, however, that the representations and warranties of this subparagraph (p) shall not apply to statements in or omissions from the Proxy Statement and the Registration Statement made in reliance upon and in conformity with information that was furnished by the Acquiring Fund for use therein.

     4.2 Representations and Warranties of MainStay Funds. Except as has been fully disclosed to the Acquired Fund in a written instrument executed by an officer of MainStay Funds, MainStay Funds, on behalf of the Acquiring Fund, represents and warrants to McMorgan Funds, on behalf of the Acquired Fund, as follows:

     (a) The Acquiring Fund is a duly established series of MainStay Funds, which is a business trust duly organized, validly existing, and in good standing under the laws of the Commonwealth of Massachusetts with power under its Declaration of Trust and By-Laws, each as amended from time to time, to own all of its properties and assets and to carry on its business as it is presently conducted.

     (b) MainStay Funds is registered with the Commission as an open-end management investment company under the 1940 Act, and the registration of the Class I Acquiring Fund Shares under the 1933 Act is in full force and effect.

     (c) No consent, approval, authorization, or order of any court or governmental authority is required for the consummation by MainStay Funds on behalf of the Acquiring Fund of the transactions contemplated herein, except such as have been obtained under the 1933 Act, the 1934 Act and the 1940 Act and such as may be required under state securities laws.


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     (d)  The current prospectus, statement of additional information, shareholder reports, marketing and other related materials of the Acquiring Fund and each prospectus and statement of additional information of the Acquiring Fund used at all times prior to the date of this Agreement conforms or conformed at the time of its use in all material respects to the applicable requirements of the 1933 Act and the 1940 Act and the rules and regulations of the Commission thereunder and does not or did not at the time of its use include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not materially misleading.

     (e) At the Effective Time, MainStay Funds, on behalf of the Acquiring Fund, will have good and marketable title to the Acquiring Fund's assets, free of any liens or other encumbrances, other than such liens and encumbrances as may be imposed, in the ordinary course of the Acquiring Fund's business, in connection with the portfolio transactions of the Acquiring Fund and in connection with the services provided by the brokers, dealers, custodians and other service providers of the Acquiring Fund.

     (f) The Acquiring Fund is not engaged currently, and the execution, delivery and performance of this Agreement will not result, in (i) a violation of Massachusetts law or a material violation of MainStay Funds' Declaration of Trust and By-Laws or of any agreement, indenture, instrument, contract, lease or other undertaking to which MainStay Funds, on behalf of the Acquiring Fund, is a party or by which it is bound, or (ii) the acceleration of any obligation, or the imposition of any penalty, under any agreement, indenture, instrument, contract, lease, judgment or decree to which MainStay Funds, on behalf of the Acquiring Fund, is a party or by which it is bound.

     (g) Except as otherwise disclosed to and accepted by McMorgan Funds, on behalf of the Acquired Fund, in writing, no litigation or administrative proceeding or investigation of or before any court or governmental body is presently pending or, to the Acquiring Fund's knowledge, threatened against MainStay Funds, on behalf of the Acquiring Fund, or any of the Acquiring Fund's properties or assets that, if adversely determined, would materially and adversely affect the Acquiring Fund's financial condition or the conduct of its business. MainStay Funds, on behalf of the Acquiring Fund, knows of no facts which might form the basis for the institution of such proceedings and is not a party to or subject to the provisions of any order, decree or judgment of any court or governmental body that materially and adversely affects the Acquiring Fund's business or its ability to consummate the transactions herein contemplated.

     (h) At the Effective Time, the Acquiring Fund will have no assets and no liabilities.

     (i) At the Effective Time, all Federal and other tax returns, dividend reporting forms, and other tax-related reports of the Acquiring Fund required by law to have been


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          filed by such date (including any extensions) shall have been filed and are or will be correct in all material respects, and all Federal and other taxes shown as due or required to be shown as due on said returns and reports shall have been paid or provision shall have been made for the payment thereof to the best of the knowledge of the Acquiring Fund, and no such return is currently under audit and no assessment has been asserted with respect to such returns.

     (j) For each taxable year of its operation (including the taxable year ending at the Effective Time), the Acquiring Fund has met (or will meet) the requirements of Subchapter M of Chapter 1 of the Code for qualification as a regulated investment company, has been eligible to (or will be eligible to) and has computed (or will compute) its Federal income tax under Section 852 of the Code, and has distributed all of its investment company taxable income and net capital gain (as defined in the Code) for periods ending prior to the Effective Time.

     (k) The execution, delivery and performance of this Agreement will have been duly authorized prior to the Effective Time by all necessary action, if any, on the part of the Trustees of MainStay Funds, on behalf of the Acquiring Fund, and this Agreement will constitute a valid and binding obligation of the Acquiring Fund, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting creditors' rights and to general equity principles.

     (l) The Class I Acquiring Fund Shares to be issued and delivered to the Acquired Fund, for the account of the Acquired Fund Shareholders, pursuant to the terms of this Agreement, will at the Effective Time have been duly authorized and, when so issued and delivered, will be duly and validly issued Acquiring Fund Shares, will be fully paid and non-assessable by MainStay Funds, and will have been issued in every jurisdiction in compliance in all material respects with applicable registration requirements and applicable securities laws. The Acquiring Fund does not have outstanding any options, warrants or other rights to subscribe for or purchase any of the shares of the Acquiring Fund, nor is there outstanding any security convertible into any of the Acquiring Fund's shares.

     (m) The information to be furnished by the Acquiring Fund for use in the registration statements, proxy materials and other documents filed or to be filed with any Federal, state or local regulatory authority (including the NASD) that may be necessary in connection with the transactions contemplated hereby shall be accurate and complete in all material respects and shall comply in all material respects with Federal securities and other laws and regulations applicable thereto.

     (n) The Proxy Statement to be included in the Registration Statement (and any amendment or supplement thereto), insofar as it relates to the Acquiring Fund and the Acquiring Fund Shares, will, from the effective date of the Registration Statement through the date of the meeting of shareholders of the Acquired Fund contemplated therein and at the Effective Time (i) not contain any untrue


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          statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which such statements were made, not materially misleading, and (ii) comply in all material respects with the provisions of the 1933 Act, the 1934 Act, and the 1940 Act and the rules and regulations thereunder; provided, however, that the representations and warranties of this subparagraph (n) shall not apply to statements in or omissions from the Proxy Statement and the Registration Statement made in reliance upon and in conformity with information that was furnished by the Acquired Fund for use therein.

     4.3 Representation and Warranty of NYLIM. NYLIM represents and warrants to McMorgan Funds, on behalf of the Acquired Fund, and MainStay Funds, on behalf of the Acquiring Fund, that the execution, delivery and performance of this Agreement will have been duly authorized prior to the Effective Time by all necessary action, if any, on the part of NYLIM, and this Agreement will constitute a valid and binding obligation of NYLIM, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting creditors' rights and to general equity principles.

                                    ARTICLE V

                            COVENANTS AND AGREEMENTS

     5.1 Conduct of Business. The Acquiring Fund and the Acquired Fund each will operate its business in the ordinary course consistent with past practice between the date hereof and the Effective Time, it being understood that such ordinary course of business will include the declaration and payment of customary dividends and distributions, and any other distribution that may be advisable.

     5.2 Meeting of Shareholders. McMorgan Funds will call a meeting of the shareholders of the Acquired Fund to consider and act upon this Agreement and to take all other action necessary to obtain approval of the transactions contemplated herein.

     5.3 No Distribution of Acquiring Fund Shares. The Acquired Fund covenants that the Class I Acquiring Fund Shares to be issued hereunder are not being acquired for the purpose of making any distribution thereof, other than in accordance with the terms of this Agreement.

     5.4 Information. The Acquired Fund will assist the Acquiring Fund in obtaining such information as the Acquiring Fund reasonably requests concerning the beneficial ownership of the Acquired Fund Shares.

     5.5. Other Necessary Action. Subject to the provisions of this Agreement, the Acquiring Fund and the Acquired Fund will each take, or cause to be taken, all action, and do or cause to be done all things, reasonably necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement.

     5.6. Proxy Statement/Prospectus and Registration Statement. The Acquired Fund will provide the Acquiring Fund with information regarding the Acquired Fund, and the Acquiring Fund will provide the Acquired Fund with information regarding the Acquiring Fund, reasonably necessary for the preparation of the Proxy Statement to be included in a Registration Statement on Form N-14 (the "REGISTRATION STATEMENT"), in compliance with the 1933 Act, the 1934 Act and the 1940 Act, in connection with the meeting of the shareholders of the Acquired Fund to consider approval of this Agreement and the transactions contemplated herein.

     5.7. Liquidating Distribution. As soon as is reasonably practicable after the Closing, the Acquired Fund will make a liquidating distribution to its respective shareholders consisting of the Class I Acquiring Fund Shares received at the Closing.

     5.8 Best Efforts. The Acquiring Fund and the Acquired Fund shall each use their reasonable best efforts to fulfill or obtain the fulfillment of the conditions precedent set forth in Article VI to effect the transactions contemplated by this Agreement as promptly as practicable.

     5.9 Other Instruments. McMorgan Funds, on behalf of the Acquired Fund, and MainStay Funds, on behalf of the Acquiring Fund, each covenants that it will, from time to time, as and when reasonably requested by the other party, execute and deliver or cause to be executed and delivered all such assignments and other instruments, and will take or cause to be taken such further action as the other party may reasonably deem necessary or desirable in order to vest in and confirm
(a) McMorgan Funds', on behalf of the Acquired Fund, title to and possession of the Acquiring Fund Shares to be delivered hereunder, and (b) MainStay Funds', on behalf of the Acquiring Fund, title to and possession of all the Assets and otherwise to carry out the intent and purpose of this Agreement.

     5.10 Regulatory Approvals. The Acquiring Fund will use all reasonable efforts to obtain the approvals and authorizations required by the 1933 Act, the 1940 Act and such of the state blue sky or securities laws as may be necessary in order to continue its operations after the Effective Time.

     5.11 Waiver and Reimbursement of Acquiring Fund Fees and Expenses. For a period of two years after the Closing Date, NYLIM will, by waiving, assuming or reimbursing expenses, or otherwise, limit the expenses of Class I shares of the Acquiring Fund so that the total ordinary operating expenses (total operating expenses excluding underlying fund expenses, taxes, interest, litigation, extraordinary expenses, brokerage and other transaction expenses related to the purchase or sale of portfolio investments) of such Class I shares do not exceed the annual rate of 0.30% of the average daily net assets attributable to such Class I shares.

     5.12 Board Information. NYLIM represents, warrants and covenants to McMorgan Funds that the information provided by NYLIM to the Board of Trustees of McMorgan Funds in connection with its review of the Reorganization is materially accurate and complete and that, to the best of its knowledge, NYLIM has provided all information concerning McMorgan Funds, MainStay Funds and the Reorganization it believes is reasonably necessary for the Board of Trustees of McMorgan Funds to evaluate the Reorganization.

                                   ARTICLE VI

                              CONDITIONS PRECEDENT

     6.1 Conditions Precedent to Obligations of Acquired Fund. The obligations of McMorgan Funds, on behalf of the Acquired Fund, to consummate the transactions provided for herein shall be subject, at McMorgan Funds' election, to the following conditions:

     (a) All representations and warranties of MainStay Funds, on behalf of the Acquiring Fund, contained in this Agreement shall be true and correct in all material respects as of the date hereof and, except as they may be affected by the transactions contemplated by this Agreement, as of the Effective Time, with the same force and effect as if made on and as of the Effective Time.

     (b) MainStay Funds, on behalf of the Acquiring Fund, shall have delivered to the Acquired Fund a certificate executed in the name of the Acquiring Fund by its President or Vice President and its Treasurer or Assistant Treasurer, in a form reasonably satisfactory to McMorgan Funds, and dated as of the Effective Time, to the effect that the representations and warranties of MainStay Funds, on behalf of the Acquiring Fund, made in this Agreement are true and correct at and as of the Effective Time, except as they may be affected by the transactions contemplated by this Agreement, and as to such other matters as McMorgan Funds shall reasonably request.

     (c) MainStay Funds, on behalf of the Acquiring Fund, shall have performed all of the covenants and complied with all of the provisions required by this Agreement to be performed or complied with by MainStay Funds, on behalf of the Acquiring Fund, on or before the Effective Time.

     (d) The Acquired Fund and the Acquiring Fund shall have agreed on the number of full and fractional Class I Acquiring Fund Shares to be issued in connection with the Reorganization after such number has been calculated in accordance with paragraph 2.3.

     (e) At or before the Effective Time, the Acquired Fund shall have received the Statement of Assets and Liabilities, Statements of Operations and Changes in Net Assets, and Schedule of Investments of the Acquired Fund for the fiscal year ended October 31, 2007 that have been audited by TWB and are substantially complete (the "AUDITED OCTOBER 31, 2007 FINANCIAL STATEMENTS"). In addition, before the Effective Time, the Acquired Fund shall have received a certification, and the Audit Committee of the Board of Trustees of McMorgan Funds shall have received an oral report, from TWB to the effect that: (1) TWB had substantially performed a review of subsequent events ("Subsequent Events Review") from October 31, 2007 through the period ending on the day immediately before the date when the Effective Time occurs (the "Subsequent Events Review End Date") in a manner consistent with GAAP and other applicable accounting principles and standards; (2) the Subsequent Events Review, as of the Subsequent Events Review End Date, had not revealed any additional information, events or bases requiring the addition, deletion or other modification to the Audited October 31, 2007 Financial Statements or notes thereto; and (3) TWB would complete the audit and the Subsequent Events Review on or before December 17, 2007 and report to the Board of Trustees of McMorgan Funds on December 18, 2007 (or on such later date that the Board of Trustees next meets) any additional information, events or bases requiring the addition, deletion or other modification to the Audited October 31, 2007 Financial Statements or notes thereto. If the Subsequent Events Review requires any such modification, both parties shall act and cooperate in good faith to address and rectify any adverse condition arising from such modification.

     6.2 Conditions Precedent to Obligations of Acquiring Fund. The obligations of MainStay Funds, on behalf of the Acquiring Fund, to complete the transactions provided for herein shall be subject, at MainStay Funds' election, to the following conditions:

     (a) All representations and warranties of McMorgan Funds, on behalf of the Acquired Fund, contained in this Agreement shall be true and correct in all material respects as of the date hereof and, except as they may be affected by the transactions contemplated by this Agreement, as of the Effective Time, with the same force and effect as if made on and as of the Effective Time.

     (b) McMorgan Funds shall have delivered to the Acquiring Fund a statement of the Acquired Fund's Assets and Liabilities, as of the Effective Time, that is prepared in accordance with GAAP and certified by the Treasurer of McMorgan Funds.

     (c) McMorgan Funds, on behalf of the Acquired Fund, shall have delivered to the Acquiring Fund a certificate executed in the name of the Acquired Fund by its President or Vice President and its Treasurer or Assistant Treasurer, in a form reasonably satisfactory to the Acquiring Fund and dated as of the Effective Time, to the effect that the representations and warranties of McMorgan Funds, on behalf of the Acquired Fund, made in this Agreement are true and correct at and as of the Effective Time, except as they may be affected by the transactions contemplated by this Agreement, and as to such other matters as MainStay Funds shall reasonably request.

     (d) McMorgan Funds, on behalf of the Acquired Fund, shall have performed all of the covenants and complied with all of the provisions required by this Agreement to be performed or complied with by McMorgan Funds, on behalf of the Acquired Fund, on or before the Effective Time.

     (e) The Acquired Fund and the Acquiring Fund shall have agreed on the number of full and fractional Class I Acquiring Fund Shares to be issued in connection with the Reorganization after such number has been calculated in accordance with paragraph 2.3.

     6.3 Other Conditions Precedent. If any of the conditions set forth in this paragraph 6.3 have not been satisfied on or before the Effective Time, McMorgan Funds, on behalf of the Acquired Fund, or MainStay Funds, on behalf of the Acquiring Fund, shall, at its option, not be required to consummate the transactions contemplated by this Agreement.

     (a) The Agreement and the transactions contemplated herein shall have been approved by the requisite vote of the holders of the outstanding shares of the Acquired Fund in accordance with the provisions of McMorgan Funds' Certificate of Trust, Trust Instrument and By-Laws, applicable Delaware law and the 1940 Act and the regulations thereunder, and certified copies of the resolutions evidencing such approval shall have been delivered to the Acquiring Fund. Notwithstanding anything herein to the contrary, McMorgan Funds and MainStay Funds, on behalf of either the Acquired Fund or the Acquiring Fund, respectively, may not waive the conditions set forth in this paragraph 6.3(a).

     (b) At the Effective Time, no action, suit or other proceeding shall be pending or, to the knowledge of McMorgan Funds or MainStay Funds, threatened before any court or governmental agency in which it is sought to restrain or prohibit, or obtain damages or other relief in connection with, this Agreement or the transactions contemplated herein.

     (c) All consents of other parties and all other consents, orders and permits of Federal, state and local regulatory authorities deemed necessary by McMorgan Funds and MainStay Funds to permit consummation, in all material respects, of the transactions contemplated hereby shall have been obtained, except where failure to obtain any such consent, order or permit would not involve a risk of a material adverse effect on the assets or properties of the Acquiring Fund or the Acquired Fund, provided that either party hereto may for itself waive any of such conditions.

     (d) The Registration Statement shall have become effective under the 1933 Act and no stop orders suspending the effectiveness thereof shall have been issued and, to the best knowledge of the parties hereto, no investigation or proceeding for that purpose shall have been instituted or be pending, threatened or contemplated under the 1933 Act.

     (e) McMorgan Funds and MainStay Funds shall have received an opinion of Sutherland Asbill & Brennan LLP ("SUTHERLAND") as to federal income tax matters (the "TAX OPINION") substantially to the effect that, based on the facts, representations, assumptions stated therein and conditioned on consummation of the Reorganization in accordance with this Agreement, for federal income tax purposes:

          (1) The Reorganization will constitute a "reorganization" within the meaning of Section 368(a)(1)(F) of the Code, and the Acquired Fund and the Acquiring Fund each will be a "party to a reorganization" within the meaning of Section 368(b) of the Code.

          (2) No gain or loss will be recognized by the Acquired Fund (a) on the transfer of its Assets to the Acquiring Fund in exchange solely for Acquiring Fund Shares and the Acquiring Fund's assumption of the Liabilities (if any) of the Acquired Fund, and
               (b) the subsequent distribution by the Acquired Fund of those Acquiring Fund Shares to the Acquired Fund Shareholders.

          (3) No gain or loss will be recognized by the Acquiring Fund on receipt of the Assets transferred to it by the Acquired Fund in exchange for Acquiring

               Fund Shares and the assumption of the Liabilities (if any) of the Acquired Fund.

          (4) The Acquiring Fund's basis in the Assets received from the Acquired Fund will be the same as the Acquired Fund's basis in those assets immediately prior to the Reorganization.

          (5) The Acquiring Fund's holding period for the transferred Assets will include the Acquired Fund's holding period therefor.

          (6) No gain or loss will be recognized by the Acquired Fund Shareholders on the exchange of their Acquired Fund Shares solely for Acquiring Fund Shares.

          (7) An Acquired Fund Shareholder's basis in the Acquiring Fund Shares received in the Reorganization will be the same as the adjusted basis of the Acquired Fund Shares surrendered in exchange therefor.

          (8) An Acquired Fund Shareholder's holding period in the Acquiring Fund Shares received in the Reorganization will include the Acquired Fund Shareholder's holding period for the Acquired Fund Shares surrendered in exchange therefor, provided such Acquired Fund Shares were held as capital assets on the Closing Date.

          (9) For purposes of Section 381 of the Code, the Acquiring Fund will be treated as if there had been no reorganization. Accordingly, the taxable year of the Acquired Fund will not end on the effective date of the Reorganization, and the tax attributes of the Acquired Fund enumerated in Section 381(c) will be taken into account as if there had been no reorganization. The part of the taxable year of the Acquired Fund before the Reorganization and the part of the taxable year of the Acquiring Fund after the Reorganization will constitute a single taxable year of the Acquiring Fund. Therefore, the Acquired Fund will not be required to file a federal income tax return or distribute information returns to its shareholders for any portion of such taxable year. The Acquiring Fund will assume the Target Fund's taxpayer identification number and will not be required to file for a new identification number.

     Notwithstanding this paragraph 6.3(e), the Tax Opinion may state that no opinion is expressed as to the effect of the Reorganization on the Acquired Fund or the Acquiring Funds or any shareholder thereof with respect to (a) any Asset as to which any unrealized gain or loss is required to be recognized for federal income tax purposes at the end of a taxable year (or on the termination or transfer thereof) under a mark-to-market system of accounting, or (b) the payment by any party of transaction expenses incurred in connection with the Reorganization, except in relation to the qualification of the transfer of the Acquired Fund's assets to the Acquiring Fund as a reorganization under Section 368(a) of the Code.

     Notwithstanding anything herein to the contrary, McMorgan Funds and MainStay Funds, on behalf of either the Acquired Fund or the Acquiring Fund, respectively, may not waive the condition set forth in this paragraph 6.3(e).

     (f) State Street shall have delivered such certificates or other documents as set forth in paragraph 3.2.

     (g) The Transfer Agent shall have delivered to MainStay Funds a certificate of its authorized officer as set forth in paragraph 3.3.

     (h) The Acquiring Fund shall have issued and delivered to the Secretary of the Acquired Fund the confirmation as set forth in paragraph 3.3.

     (i) Each party shall have delivered to the other such bills of sale, checks, assignments, receipts or other documents as reasonably requested by such other party or its counsel.

                                   ARTICLE VII

                                 INDEMNIFICATION

     7.1 Indemnification by MainStay Funds. MainStay Funds, solely out of the Acquiring Fund's assets and property, agrees to indemnify and hold harmless McMorgan Funds, the Acquired Fund, and their trustees, officers, employees and agents (the "MCMORGAN INDEMNIFIED PARTIES") from and against any and all losses, claims, damages, liabilities or expenses (including, without limitation, the payment of reasonable legal fees and reasonable costs of investigation) to which the McMorgan Indemnified Parties may become subject, insofar as such loss, claim, damage, liability or expense (or actions with respect thereto) arises out of or is based on any breach by the Acquiring Fund of any of its representations, warranties, covenants or agreements set forth in this Agreement, provided that this indemnification shall not apply to the extent such loss, claim, damage, liability or expense (or actions with respect thereto) shall be due to any negligent, intentional or fraudulent act, omission or error of the Acquired Fund, or its respective trustees, officers or agents.

     7.2 Indemnification by McMorgan Funds. McMorgan Funds, solely out of the Acquired Fund's assets and property, agrees to indemnify and hold harmless MainStay Funds, the Acquiring Fund, and their trustees, officers, employees and agents (the "MAINSTAY INDEMNIFIED PARTIES") from and against any and all losses, claims, damages, liabilities or expenses (including, without limitation, the payment of reasonable legal fees and reasonable costs of investigation) to which the MainStay Indemnified Parties may become subject, insofar as such loss, claim, damage, liability or expense (or actions with respect thereto) arises out of or is based on any breach by the Acquired Fund of any of its representations, warranties, covenants or agreements set forth in this Agreement, provided that this indemnification shall not apply to the extent such loss, claim, damage, liability or expense (or actions with respect thereto) shall be due to any negligent, intentional or fraudulent act, omission or error of the Acquiring Fund, or its respective trustees, officers or agents.

     7.3 Liability of McMorgan Funds. MainStay Funds understands and agrees that the obligations of McMorgan Funds on behalf of the Acquired Fund under this Agreement shall not be binding upon any trustee, shareholder, nominee, officer, agent or employee of McMorgan Funds on behalf of McMorgan Funds personally, but bind only McMorgan Funds on behalf of the Acquired Fund and the Acquired Fund's property. Moreover, no series of McMorgan Funds other than the Acquired Fund shall be responsible for the obligations of McMorgan Funds hereunder, and all persons shall look only to the assets of the Acquired Fund to satisfy the obligations of the Acquired Fund hereunder. MainStay Funds represents that it has notice of the provisions of the Trust Instrument of McMorgan Funds disclaiming shareholder and trustee liability for acts or obligations of the Acquired Fund.

     7.4 Liability of MainStay Funds. McMorgan Funds understands and agrees that the obligations of MainStay Funds on behalf of the Acquiring Fund under this Agreement shall not be binding upon any trustee, shareholder, nominee, officer, agent or employee of MainStay Funds on behalf of MainStay Funds personally, but bind only MainStay Funds on behalf of the Acquiring Fund and the Acquiring Fund's property. Moreover, no series of MainStay Funds other than the Acquiring Fund shall be responsible for the obligations of MainStay Funds hereunder, and all persons shall look only to the assets of the Acquiring Fund to satisfy the obligations of the Acquiring Fund hereunder. MainStay Funds represents that it has notice of the provisions of the Declaration of Trust of MainStay Funds disclaiming shareholder and trustee liability for acts or obligations of the Acquiring Fund.

                                  ARTICLE VIII

                           BROKERAGE FEES AND EXPENSES

     8.1 No Broker or Finder Fees. The Acquiring Fund and the Acquired Fund, represent and warrant to each other that there are no brokers or finders entitled to receive any payments in connection with the transactions provided for herein.

     8.2 Expenses of Reorganization. Except for (1) any commissions, transaction costs and other direct expenses of liquidating portfolio investments incurred by the Acquired Fund in connection with the Reorganization and (2) ordinary operating expenses of the Acquired Fund through the Closing Date, the expenses relating to the Reorganization will be borne by NYLIM whether or not the Reorganization is consummated. The expenses of the Reorganization include, but are not limited to, (i) shareholder meeting and proxy costs such as printing, mailing, solicitation and tabulation; (ii) costs associated with the preparation and filing of Form N-14 and N-1A and any amendments or supplements thereto (including the fees of auditors and financial printers); (iii) costs associated with the preparation and distribution of shareholder communications (including all printing and mailing costs); (iv) costs associated with the deregistration and closing of the Acquired Funds (including all costs associated in the preparation and filing of Form N-8F and the Funds' final Form N-SAR, as well as any other required federal or state filings); (v) costs associated with any additional audits or financial statements necessary as a result of this transaction and the deregistration and closing of the Acquired Funds (including the preparation of stub financials (if needed), the conducting of any final audits and the preparation and filing of the final tax returns); (vi) any fees of banks, brokers (except as carved out above), custodians and transfer agents; and (vii) the fees of legal counsel for the Funds and the Independent Trustees.

                                   ARTICLE IX

                           AMENDMENTS AND TERMINATION

     9.1 Amendments. This Agreement may be amended, modified or supplemented in such manner as may be deemed necessary or advisable by the authorized officers of McMorgan Funds or MainStay Funds, on behalf of either the Acquired Fund or the Acquiring Fund, respectively; provided, however, that following the approval of this Agreement by the shareholders of the Acquired Fund pursuant to paragraph 6.3(a) of this Agreement, no such amendment may have the effect of changing the provisions for determining the number of Class I Acquiring Fund Shares to be issued to the Acquired Fund Shareholders under this Agreement to the detriment of such shareholders without their further approval.

     9.2 Termination. This Agreement may be terminated and the transactions contemplated hereby may be abandoned by resolution of the Board of Trustees of McMorgan Funds or the Board of Trustees of MainStay Funds, on behalf of the Acquired Fund or the Acquiring Fund, respectively, at any time prior to the Effective Time, if circumstances should develop that, in the opinion of such Board of Trustees, make proceeding with the Agreement inadvisable. The provisions of Article VIII shall survive any termination of this Agreement.

                                    ARTICLE X

                                     NOTICES

     Any notice, report, statement or demand required or permitted by any provisions of this Agreement shall be in writing and shall be given by facsimile, electronic delivery (i.e., e-mail) personal service or prepaid or certified mail addressed as follows:

          If to McMorgan Funds:

          McMorgan Funds
          One Bush Street, Suite 800
          San Francisco, California 94104
          Attention: Teresa Matzelle
          Telephone No.: (415) 616-9372
          Facsimile No.: (415) 616-9300
          Email: tmatzelle@mcmorgan.com

          With copies (which shall not constitute notice) to:

          New York Life Investment Management LLC
          169 Lackawanna Avenue
          Parsippany, New Jersey 07054
          Attention: Marguerite E. H. Morrison, Esq.
          Telephone No.: (973) 394-4437
          Facsimile No.: (973) 394-4637
          Email: marguerite_morrison@nylim.com

          Sutherland Asbill & Brennan LLP
          1275 Pennsylvania Avenue, NW
          Washington, D.C. 20004
          Attn: Bibb L. Strench, Esq.
          Telephone No.: (202) 383-0509
          Facsimile No.: (202) 637-3593
          Email: bibb.strench@sablaw.com

          Howard Rice Nemerovski Canady Falk & Rabkin, A Professional
          Corporation
          Three Embarcadero Center, Seventh Floor
          San Francisco, California 94111
          Attn: Andre W. Brewster, Esq.
          Telephone No.: (415) 399-3020
          Facsimile No.: (415) 217-5910
          Email: abrewster@howardrice.com

          If to MainStay Funds:

          The MainStay Funds
          51 Madison Avenue
          New York, New York 10010
          Attention: Marguerite E. H. Morrison, Esq.
          Telephone No.: (973) 394-4437
          Facsimile No.: (973) 394-4637
          Email: marguerite_morrison@nylim.com

          With a copy (which shall not constitute notice) to:

          Dechert LLP
          1775 I Street, N.W.
          Washington, D.C. 20006
          Attn: Sander M. Bieber, Esq.
          Telephone No.: (202) 261-3308
          Facsimile No.: (202) 261-3333
          Email: sander.bieber@dechert.com

          If to NYLIM:

          New York Life Investment Management LLC
          169 Lackawanna Avenue
          Parsippany, New Jersey 07054
          Attention: Marguerite E. H. Morrison, Esq.
          Telephone No.: (973) 394-4437
          Facsimile No.: (973) 394-4637
          Email: marguerite_morrison@nylim.com

          With copies (which shall not constitute notice) to:

          Dechert LLP
          1775 I Street, N.W.
          Washington, D.C. 20006
          Attn: Sander M. Bieber, Esq.
          Telephone No.: (202) 261-3308
          Facsimile No.: (202) 261-3333
          Email: sander.bieber@dechert.com

                                   ARTICLE XI

                                  MISCELLANEOUS

     11.1 Entire Agreement. MainStay Funds and McMorgan Funds agree that they have not made any representation, warranty or covenant, on behalf of either the Acquiring Fund or the Acquired Fund, respectively, not set forth herein, and this Agreement, together with the letter agreement dated the date hereof between NYLIM and the McMorgan Funds regarding certain fee waivers and expense limitations, constitutes the entire agreement between the parties.

     11.2 Survival. The representations, warranties and covenants contained in this Agreement or in any document delivered pursuant hereto or in connection herewith, and the obligations with respect to indemnification of the Acquired Fund and Acquiring Fund contained in paragraphs 7.1 and 7.2, shall survive the Closing.


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

     11.3 Headings. The Article and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     11.4 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to its principles of conflicts of laws.

     11.5 Assignment. This Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and assigns, but no assignment or transfer hereof or of any rights or obligations hereunder shall be made by any party without the written consent of the other party. Nothing herein expressed or implied is intended or shall be construed to confer upon or give any person, firm or corporation, other than the parties hereto and their respective successors and assigns, any rights or remedies under or by reason of this Agreement.

     11.6 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all taken together shall constitute one agreement.


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


     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed as of the 27th day of November, 2007.

THE MAINSTAY FUNDS                      MCMORGAN FUNDS
   ON BEHALF OF THE ACQUIRING FUND         ON BEHALF OF THE ACQUIRED FUND


By: /s/ STEPHEN P. FISHER               By: /s/ MARK TAYLOR
    ---------------------------------       ------------------------------------
Name:                                   Name:
Title: PRESIDENT                        Title: PRESIDENT


Solely for purposes of paragraphs 4.3, 5.11, 5.12 and 8.2:

NEW YORK LIFE INVESTMENT MANAGEMENT LLC


By: /s/ BRIAN A. MURDOCK
    ---------------------------------
Name:
Title: PRESIDENT